                                                                    Exhibit 99.1



Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer                                    ---------------------
John Q. Hammons Hotels, Inc.
417-864-4300


                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                        BASIC EARNINGS PER SHARE OF $1.28


(SPRINGFIELD, MO., May 11, 2005) ---- John Q. Hammons Hotels, Inc. (AMEX: JQH) today reported results for the 2005 first quarter.

FIRST QUARTER RESULTS

Total revenues from continuing operations for the three months ended April 1, 2005 were $111.4 million, an increase of 1.9% compared to the three months ended April 2, 2004. We produced EBITDA from continuing operations for the 2005 quarter of $32.1 million, down slightly compared to $32.3 million in the 2004 quarter. (See attached table for reconciliation of income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic earnings per share for the three months ended April 1, 2005 were $1.28, compared to $0.85 for the three months ended April 2, 2004. Diluted earnings per share for the 2005 quarter were $1.03, compared to $0.74 for the 2004 quarter. Discontinued operations relating to the sale of the Holiday Inn Emeryville, California had a positive effect on basic and diluted earnings per share of $0.50 and $0.40, respectively, for the 2005 quarter, virtually all of which is attributable to the gain on sale of this hotel (a gain on sale of $11.2 million, of which $2.8 million is allocable to us, net of minority interest). Discontinued operations had a positive effect of $0.01 in the 2004 quarter.

Net income for the 2005 first quarter was $7.0 million, compared to $4.3 million for the 2004 quarter. Income from continuing operations for the 2005 quarter was $4.2 million, compared to $4.3 million in the 2004 quarter. The 2005 quarter's income from continuing operations was positively impacted by $3.1 million of the limited partners' earnings we recaptured in the quarter. This was due to the limited partners' losses we absorbed in previous quarters, as a result of the inability of their net contribution to fall below zero. The 2004 quarter was positively impacted by $3.3 million, for the same reason mentioned above.

The following represents a reconciliation of the income from continuing operations, as reported, to income from continuing operations, as adjusted (in thousands):

                                                                                          THREE MONTHS ENDED
                                                                                    ---------------------------------
                                                                                    APRIL 1, 2005       APRIL 2, 2004
                                                                                    -------------       -------------
Income from continuing operations, as reported ...................................      $ 4,235            $ 4,270

Subtractions:
   Reallocation of minority interest earnings ....................................       (3,140)            (3,262)
                                                                                        -------            -------

Income from continuing operations, as adjusted ...................................      $ 1,095            $ 1,008
                                                                                        =======            =======

Revenue Per Available Room (RevPAR) from continuing operations was $69.41 for the 2005 quarter, up 2.3% from the prior year's level of $67.84. Occupancy from continuing operations for the 2005 quarter was 64.5%, down from 67.1% in the prior year, while our Average Daily Rate (ADR) from continuing operations was up 6.5% to $107.65.

FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2004, we have reduced total debt by over $35.4 million, including scheduled principal amortization. We utilized the proceeds from the sale of our disposition properties to retire a 9 1/2% mortgage on the World Golf Village Renaissance Resort property. Our current portion of long-term debt ($7.2 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We expect the industry to continue its recovery during 2005, generating RevPAR and EBITDA above our 2004 levels. This recovery should continue to enhance our cash generation and produce favorable results as we focus on operational efficiencies into 2005.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles, Missouri and Hampton, Virginia. Mr. Hammons opened properties in Springfield, Missouri in March and Frisco, Texas and Albuquerque, New Mexico in April.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 44 hotels located in 20 states, containing 10,853 guest rooms or suites, and manage 17 additional hotels located in nine states, containing 3,873 guest rooms or suites. The majority of these 61 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

         o General economic conditions, including the speed and strength of the economic recovery;
         o  The impact of any serious communicable diseases on travel;
         o  Competition;
         o  Changes in operating costs, particularly energy and labor costs;
         o  Unexpected events, such as the September 11, 2001 terrorist attacks;
         o Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;
         o  Seasonality of the hotel business;
         o  Cyclical over-building in the hotel and leisure industry;
         o Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and
         o  Costs of complying with applicable state and federal regulations.

         These risks are uncertainties and, along with the risk factors discussed in our Annual report on Form 10-K, should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.


                             - - Tables Attached - -

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000's omitted, except share data)
                                   (unaudited)


                                                                           THREE MONTHS ENDED
                                                                     ------------------------------
                                                                     APRIL 1, 2005    APRIL 2, 2004
                                                                     -------------    -------------
REVENUES:
   Rooms ........................................................     $    68,550      $    67,023
   Food and beverage ............................................          29,200           28,660
   Meeting room rental, related party management fee and other ..          13,683           13,603
                                                                      -----------      -----------
       Total revenues ...........................................         111,433          109,286
                                                                      -----------      -----------

OPERATING EXPENSES:
   Direct operating costs and expenses:
       Rooms ....................................................          16,832           16,394
       Food and beverage ........................................          21,577           20,905
       Other ....................................................             440              586

   General, administrative, sales and management service expenses          35,691           34,610

   Repairs and maintenance ......................................           4,785            4,475

   Depreciation and amortization ................................          11,447           11,489
                                                                      -----------      -----------

       Total operating expenses .................................          90,772           88,459
                                                                      -----------      -----------

INCOME FROM OPERATIONS ..........................................          20,661           20,827

OTHER EXPENSE:
   Interest expense and amortization of deferred financing fees, net of $362 and $117 of interest income in
       2005 and 2004, respectively ..............................          15,939           16,527
   Extinguishment of debt costs .................................             234               --
                                                                      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
   MINORITY INTEREST AND PROVISION FOR
   INCOME TAXES .................................................           4,488            4,300
   Minority interest in income of partnership ...................            (220)              --
                                                                      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
    PROVISION FOR INCOME TAXES ...................................           4,268            4,300
    Provision for income taxes ...................................             (33)             (30)
                                                                       -----------      -----------

INCOME FROM CONTINUING OPERATIONS ................................           4,235            4,270
    Income from discontinued operations, net of $8,113 of minority
        interest in 2005 and no minority interest in 2004 ........           2,721               79
                                                                       -----------      -----------

NET INCOME ALLOCABLE TO THE COMPANY ..............................     $     6,956      $     4,349
                                                                       ===========      ===========

BASIC  EARNINGS PER SHARE:
   Continuing operations ........................................     $      0.78      $      0.84
   Discontinued operations ......................................            0.50             0.01
                                                                      -----------      -----------
       Net earnings allocable to Company ........................     $      1.28      $      0.85
                                                                      ===========      ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING .......................       5,432,871        5,111,270
                                                                      ===========      ===========

DILUTED EARNINGS PER SHARE:
   Continuing operations ........................................     $      0.63      $      0.73
   Discontinued operations ......................................            0.40             0.01
                                                                      -----------      -----------
       Net earnings allocable to Company ........................     $      1.03      $      0.74
                                                                      ===========      ===========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING .....................       6,770,132        5,856,746
                                                                      ===========      ===========

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)



                                                                                                THREE MONTHS ENDED
                                                                                           ------------------------------
                                                                                           APRIL 1, 2005    APRIL 2, 2004
                                                                                           -------------    -------------
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA FROM CONTINUING
OPERATIONS:
Income from continuing operations.......................................................       $ 4,235        $ 4,270
Provision for income taxes..............................................................            33             30
Minority interest in loss of partnership................................................           220              0
Extinguishment of debt costs............................................................           234              0
Interest expense and amortization of deferred financing fees, net of interest income....        15,939         16,527
Depreciation and amortization...........................................................        11,447         11,489
                                                                                               -------        -------
EBITDA from continuing operations (a)...................................................       $32,108        $32,316
                                                                                               =======        =======

EBITDA MARGIN (% OF TOTAL REVENUES).....................................................          28.8%          29.6%


(a) EBITDA from continuing operations is defined as income from continuing operations before interest expense, net, income tax expense, depreciation and amortization, minority interest and extinguishment of debt costs. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

                                                                                              THREE MONTHS ENDED
                                                                                       -------------    -------------
                                                                                       APRIL 1, 2005    APRIL 2, 2004
                                                                                       -------------    -------------
TOTAL OWNED HOTELS:
Occupancy from continuing operations...............................................          64.5%          67.1%
Average Room Rate from continuing operations.......................................        $107.65        $101.12
RevPAR (Room Revenue per available room) from continuing operations................         $69.41         $67.84

                                                                                            APR. 1,        DEC. 31,       JAN. 2,
                                                                                             2005           2004           2004
                                                                                       --------------------------------------------
SELECTED BALANCE SHEET DATA
Current Assets......................................................................        $90,083        $91,108        $54,022

Total Assets........................................................................       $818,451       $816,499       $822,183

Current Liabilities Excluding Debt..................................................        $59,578        $48,836        $41,043

Current Portion of Long-Term Debt...................................................         $7,212        $25,719         $7,423

Total Long-Term Debt Including Current Portion......................................       $745,633       $765,204       $781,072

Total Cash and Equivalents, Restricted Cash and
    Marketable Securities...........................................................        $96,143        $93,958        $61,222

Net Debt (Total Long-Term Debt less Total Cash and
    Equivalents, Restricted Cash and Marketable Securities).........................       $649,490       $671,246       $719,850